UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 3, 2017
The Andersons, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1947 Briarfield Boulevard, Maumee, Ohio		43537
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	419-893-5050
Not Applicable
______________________________________________
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[ ] Emerging growth company
[ ] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 2.02 Results of Operations and Financial Condition.
The Andersons, Inc. issued a press release today announcing its second quarter 2017 earnings. This press release is attached as exhibit 99.1 to this filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

Srikanth Dasari has been named the new Vice President and Treasurer for the company. Dasari will report to John Granato, Chief Financial Officer of The Andersons.

In his role as Vice President and Treasurer Dasari will be responsible for the strategic direction and day-to-day management of key finance functions including treasury, tax, investor relations, and financial risk, including foreign exchange and credit. He will also play a key role supporting rail car leasing and ethanol risk management.

Dasari has more than 20 years of extensive finance experience, including capital markets and global treasury management. Most recently he served as the Treasurer of Westinghouse Electric Company in Cranberry Township, Pennsylvania. Prior to joining Westinghouse, Dasari spent five years with Dow Corning and 12 years with Owens-Illinois, Inc.

Dasari earned his Bachelor of Science in Chemical Engineering from Osmania University in India in 1992 and earned his Master of Science in Chemical Engineering from The University of Toledo in Toledo, Ohio in 1995. Dasari also earned his Master of Business Administration from the Ross School of Business at the University of Michigan in Ann Arbor, Michigan in 2003.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

August 3, 2017	By:	/s/ John Granato

Name: John Granato
Title: Chief Financial Officer
(Principal Financial Officer)

Exhibit Index

Exhibit No.	Description

99.1	Second Quarter 2017 Earnings Release